United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2007

UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)

Registrant's telephone number, including area code (215) 721-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

The information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Appointment of Certain Officer

Univest Corporation of Pennsylvania is announcing the appointment of Jeffrey M. Schweitzer, CPA, Age 34, to executive vice president and chief financial officer, effective October 1, 2007. Schweitzer primarily will be responsible for managing financial risks, developing and implementing strategic financial planning and record-keeping initiatives, as well as financial reporting to management. He also will oversee the following support areas at Univest: e-Commerce, finance and accounting, information technology and operations, property management, security, compliance and treasury services.

Prior to his appointment at Univest, Schweitzer worked the past 12 years for Ernst & Young, LLP, most recently as a senior manager. In his position, he specialized in banking and gained a diverse experience in the financial services industry. Schweitzer graduated from the University of Notre Dame with a Bachelor of Science degree in accounting. He also is an active member of the American Institute of Certified Public Accountants and the Notre Dame Alumni Association.

Wallace H. Bieler will continue in his roles as senior executive vice president, chief operations officer and corporate secretary for Univest Corporation and Univest National Bank and Trust Co.; and secretary and treasurer for Univest Investments, Inc., Univest Insurance, Inc. and Vanguard Leasing, Inc.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description of Document
99.1	Press release issued by Univest Corporation of Pennsylvania on August 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

	By:	/s/ William S. Aichele
	Name:	William S. Aichele
	Title:	Chairman, President and Chief
Executive Officer

Date:August 23, 2007